Exhibit 99.1

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC. RECEIVES AND APPEALS NASDAQ DELISTING NOTICE

NAPLES, FL, August 22, 2025 – Rain Enhancement Technologies Holdco, Inc. (Nasdaq: RAIN) (the “Company”) announced today that it received a notice (the “Notice”) on August 19, 2025 from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has not regained compliance with Nasdaq Listing Rule 5450(b)(2)(A), requiring the Company to maintain a market value of listed securities of at least $50 million, and Nasdaq Listing Rule 5450(b)(2)(B), requiring the Company to maintain a market value of publicly held shares of at least $15 million. The Notice provides that the Company has until 4:00 p.m. Eastern Time on August 26, 2025 to appeal the Staff’s delisting determination.

Pursuant to the Notice, unless the Company timely requests a hearing from the Nasdaq Hearing Panel (the “Panel”), the Company’s securities will be subject to suspension and delisting from the Nasdaq Global Market at the opening of business on August 28, 2025. The Company submitted its timely request for a hearing before the Panel on August 21, 2025 to request additional time to regain compliance with Nasdaq listing rules. The Company expects that its hearing request will result in a stay of any suspension or delisting action pending the hearing. At the hearing, the Company intends to present its plan to achieve compliance with all applicable listing criteria; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to achieve compliance within any period of time that may be granted by the Panel. The Company is considering all options available to it to regain compliance with all applicable listing rules.

About Rain Enhancement Technologies Holdco, Inc.

The Company was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, the Company aims to develop, manufacture and commercialize ionization rainfall generation technology. This weather modification technology seeks to provide the world with reliable access to water, and transform business, society and the planet for the better.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “would,” “will,” “expects,” “intends,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Panel will grant the Company’s request for continued listing, or any relief from delisting, or that the Company will be able to achieve compliance with Nasdaq listing rules within any period of time that may be granted by the Panel. Additional factors that could cause actual results to differ from the forward-looking statements herein include potential adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K or the exhibit hereto, or the initiation of new legal proceedings, volatility of the Company’s stock price, and the other risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this press release, unless required by law.

Contacts:

Investors

RainwaterTechIR@icrinc.com

Media

RainwaterTechPR@icrinc.com